 Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature below constitutes and appoints Matthew Fisch as attorney-in-fact, with power of substitution, for his in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Matthew Fisch	Chief Executive Officer and Board Chair	August 8, 2025
Matthew Fisch	(Principal Executive Officer)
/s/ Conor B. Tierney	Chief Financial Officer and Treasurer	August 8, 2025
Conor B. Tierney	(Principal Financial Officer and Principal Accounting Officer)
/s/ Timothy J. Dunn		August 8, 2025
Timothy J. Dunn	Director
/s/ Luis Dussan		August 8, 2025
Luis Dussan	Director
/s/ Prof. Dr. Bernd Gottschalk		August 8, 2025
Prof. Dr. Bernd Gottschalk	Director
/s/ Jonathon B. Husby		August 8, 2025
Jonathon B. Husby	Director
/s/ Doron Simon		August 8, 2025
Doron Simon	Director
/s/ Sue E. Zeifman		August 8, 2025
Sue E. Zeifman	Director